PUBLIC STORAGE
                    EXHIBIT 12 - STATEMENT RE: COMPUTATION OF
                       RATIO OF EARNINGS TO FIXED CHARGES
                                  Exhibit - 12

                                                                        For the Year Ended December 31,
                                                  --------------------------------------------------------------------------
                                                      2008           2007            2006           2005            2004
                                                  -------------  -------------  -------------   -------------  -------------
                                                                            (Amounts in thousands)
Net income...................................     $   935,176    $   457,535    $   314,026     $   456,393    $   366,213
   Add: Minority interest in income..........          38,696         29,543         31,883          32,651         49,913
   Less: Minority interest in income which do
     not have fixed charges..................         (17,668)       (16,527)       (16,014)        (15,161)       (17,099)
   Less: Equity in earnings of investments...         (20,391)       (12,738)       (11,895)        (24,883)       (22,564)
   Add: Cash distributions from investments..          43,455         23,606         17,699          23,112         20,961
   Less: Impact of discontinued operations...           1,266            252            534          (6,685)             4
                                                  -------------  -------------  -------------   -------------  -------------
Adjusted net income..........................         980,534        481,671        336,233         465,427        397,428
   Interest expense..........................          43,944         63,671         33,062           8,216            760
                                                  -------------  -------------  -------------   -------------  -------------
Total earnings available to cover fixed charges   $ 1,024,478    $   545,342    $   369,295     $   473,643    $   398,188
                                                  =============  =============  =============   =============  =============
Total fixed charges - interest expense (a)...     $    45,942    $    68,417    $    35,778     $    11,036    $     4,377
                                                  =============  =============  =============   =============  =============
Cumulative preferred share dividends.........     $   239,721    $   236,757    $   214,218       $ 173,017    $   157,925
Preferred partnership unit distributions.....          21,612         21,612         19,055          16,147         30,423
Allocations pursuant to EITF Topic D-42......         (33,851)             -         31,493           8,412         10,787
                                                  -------------  -------------  -------------   -------------  -------------
Total preferred distributions................     $   227,482    $   258,369    $   264,766     $   197,576    $   199,135
                                                  =============  =============  =============   =============  =============
Total combined fixed charges and preferred
  share distributions........................     $   273,424    $   326,786    $   300,544     $   208,612    $   203,512
                                                  =============  =============  =============   =============  =============
Ratio of earnings to fixed charges...........          22.30x          7.97x         10.32x          42.92x         90.97x
                                                  =============  =============  =============   =============  =============
Ratio of earnings to combined fixed charges and
  preferred share distributions..............           3.75x          1.67x          1.23x           2.27x          1.96x
                                                  =============  =============  =============   =============  =============

Supplemental disclosure of Ratio of Earnings before Interest, Taxes,
--------------------------------------------------------------------
Depreciation and Amortization ("EBITDA") to fixed charges:
----------------------------------------------------------
Net income...................................     $   935,176    $   457,535    $   314,026     $   456,393    $   366,213
Less - Gain on sale of Shurgard Europe.......        (344,685)             -              -               -              -
Add - Depreciation and amortization (including
discontinued operations).....................         414,201        622,894        438,218         196,485        184,345
Less - Depreciation allocated to minority
interests....................................          (4,820)       (14,058)        (4,638)         (3,403)        (6,046)
Add - Depreciation included in equity in
  earnings of real estate entities...........          74,918         45,307         38,890          35,425         33,720
Add - Minority interest - preferred .........          21,612         21,612         19,055          17,021         32,486
Add - Interest expense ......................          43,944         63,671         33,062           8,216            760
                                                  -------------  -------------  -------------   -------------  -------------
EBITDA available to cover fixed charges (b)..     $ 1,140,346    $ 1,196,961    $   838,613     $   710,137    $   611,478
                                                  =============  =============  =============   =============  =============
Total fixed charges - interest expense (a)...     $    45,942    $    68,417    $    35,778     $    11,036    $     4,377
                                                  =============  =============  =============   =============  =============
Preferred share dividends....................     $   239,721    $   236,757    $   214,218     $   173,017    $   157,925
Preferred partnership unit distributions.....          21,612         21,612         19,055          16,147         30,423
Allocations pursuant to EITF Topic D-42......         (33,851)             -         31,493           8,412         10,787
                                                  -------------  -------------  -------------   -------------  -------------
Total preferred distributions................     $   227,482    $   258,369    $   264,766     $   197,576    $   199,135
                                                  =============  =============  =============   =============  =============
Total combined fixed charges and preferred
  share distributions........................     $   273,424    $   326,786    $   300,544     $   208,612    $   203,512
                                                  =============  =============  =============   =============  =============
Ratio of EBITDA to fixed charges.............          24.82x         17.50x         23.44x          64.35x        139.70x
                                                  =============  =============  =============   =============  =============
Ratio of EBITDA to combined fixed charges and
  preferred share distributions..............           4.17x          3.66x          2.79x           3.40x          3.00x
                                                  =============  =============  =============   =============  =============

                                   Ehibit 12

                                 PUBLIC STORAGE
                    EXHIBIT 12 - STATEMENT RE: COMPUTATION OF
                       RATIO OF EARNINGS TO FIXED CHARGES
                                  Exhibit - 12


(a) "Total fixed charges - interest expense" includes interest expense plus capitalized interest and includes $13,217,000 in interest expense incurred by Shurgard Europe for the period from August 23, 2006 through December 31, 2006, $24,819,000 in interest expense for the year ended December 31, 2007, and $7,737,000 for the year ended December 31, 2008. As described in Note 3 to the Company's December 31, 2008 consolidated financial statements, Shurgard Europe was deconsolidated as of March 31, 2008. No further interest expense for Shurgard Europe is reflected in our financial statements after March 31, 2008.

(b) EBITDA represents earnings prior to interest, taxes, depreciation, amortization, and gain on sale of an interest in Shurgard Europe. This supplemental disclosure of EBITDA is included because we believe that coverage ratios computed on this basis are a meaningful measure of our liquidity and financial analysts and other members of the investment community consider coverage ratios for real estate companies on this basis. EBITDA should not be used as an alternative to net income, cash flow from operations, or our ratio of Earnings to Fixed Charges in evaluating our liquidity or operating results.



                                   Exhibit 12